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                                                                  Exhibit 10.147

[LOGO] BANK ONE.                                   Amendment to Credit Agreement

This agreement is made and entered into on February 21, 2003, to be effective as of February 21, 2003 by and between EAGER BEAVER CAR WASH, INC. (if more than one, jointly and severally, the "Borrower") and Bank One, NA, with its main office in Chicago, IL (the "Bank"), and its successors and assigns.

WHEREAS, the Borrower and the Bank entered into a Loan Agreement dated November 28, 2000, as amended (if applicable) (the "Credit Agreement"); and

WHEREAS, the Borrower has requested and the Bank has agreed to amend the Credit Agreement as set forth below;

NOW, THEREFORE, in mutual consideration of the agreements contained herein and for other good and valuable consideration, the parties agree as follows:

1. DEFINED TERMS. Capitalized terms not defined herein shall have the meaning ascribed in the Credit Agreement.

2. MODIFICATION OF CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

    2.1 From and after February 21, 2003, the third paragraph of the provision captioned in the Loan Agreement 3. 13 Debt Service Coverage Ratio is hereby amended and restated to read as follows:

         Guarantor. Borrower covenants and agrees with Bank that while this Loan Agreement is in effect, Borrower will cause Mace Security International, Inc. ("Guarantor") to comply with the following:
         Maintain, as of the end of each fiscal quarter, a ratio of (a) net income, plus amortization, depreciation, interest expense, plus income taxes, for the preceding full twelve month period, to (b) current maturities of long term debt, plus current maturities of long term leases, plus interest expense for the same such twelve month period, to be less than the following ratios for the following periods: for the period ending December 31, 2002, 1.20 to 1.00, for the periods ending March 31, 2003, June 30, 2003 and September 30, 2003, 1.10 to 1.00 and
         for the period ending December 31, 2003 and thereafter, 1.20 to 1.00. All computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis.

3. RATIFICATION. The Borrower ratifies and reaffirms the Credit Agreement and the Credit Agreement shall remain in full force and effect as modified herein.

4. BORROWER REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date of this agreement, (b) no condition, act or event which could constitute an event of default under the Credit Agreement or any promissory note or credit facility executed in reference to the Credit Agreement exists, and (c) no condition, event, act or omission has occurred, which, with the giving of notice or passage of time, would constitute an event of default under the Credit Agreement or any promissory note or credit facility executed in reference to the Credit Agreement.

5. FEES AND EXPENSES. The Borrower agrees to pay all fees and out-of-pocket disbursements incurred by the Bank in connection with this agreement, including legal fees incurred by the Bank in the preparation, consummation, administration and enforcement of this agreement.

6. EXECUTION AND DELIVERY. This agreement shall become effective only after it is fully executed by the Borrower and the Bank.

7. ACKNOWLEDGEMENTS OF BORROWER. The Borrower acknowledges that as of the date of this agreement it has no offsets with respect to all amounts owed by the Borrower to the Bank arising under or related to the Credit Agreement on or prior to the date of this agreement. The Borrower fully, finally and forever releases and discharges the Bank and its successors, assigns, directors, officers, employees, agents and representatives from any and all claims, causes of action, debts and liabilities, of whatever kind or nature, in law or in equity, of the Borrower, whether now known or unknown to the Borrower, which may have arisen in connection with the Credit Agreement or the actions or omissions of the Bank related to the Credit Agreement on or prior to the date hereof. The Borrower acknowledges and agrees that this agreement is limited to the terms outlined above, and shall not be construed as an agreement to change any other terms or provisions of the Credit

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    Agreement. This agreement shall not establish a course of dealing or be construed as evidence of any willingness on the Bank's part to grant other or future agreements, should any be requested.

8. NOT A NOVATION. This agreement is a modification only and not a novation. Except for the above-quoted modification(s), the Credit Agreement, any loan agreements, credit agreements, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, instruments or documents executed in connection with the Credit Agreement, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This agreement is to be considered attached to the Credit Agreement and made a part thereof. This agreement shall not release or affect the liability of any guarantor of any promissory note or credit facility executed in reference to the Credit Agreement or release any owner of collateral granted as security for the Credit Agreement. The validity, priority and enforceability of the Credit Agreement shall not be impaired hereby. To the extent that any provision of this agreement conflicts with any term or condition set forth in the Credit Agreement, or any document executed in conjunction therewith, the provisions of this agreement shall supersede and control. The Bank expressly reserves all rights against all parties to the Credit Agreement.


 Bank:                                                             Borrower:
 Bank One, NA, with its main office in Chicago, IL                 EAGER BEAVER CAR WASH, INC.

 By:  /s/ Mark W. Warren                                           By:  /s/ Robert M. Kramer
      --------------------------------------------------------          ----------------------------------------------------------
      Mark W. Warren                     First Vice President           Robert M. Kramer                                Secretary
      --------------------------------------------------------          ----------------------------------------------------------
      Printed Name                                      Title           Printed Name                                        Title

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